SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 19, 2025
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 19, 2025, Extra Space Storage Inc. (the “Company”) announced that P. Scott Stubbs, the Company’s Executive Vice President and Chief Financial Officer, will retire effective as of December 31, 2025. The Company also announced that, in connection with Mr. Stubbs’ planned retirement, the Company’s board of directors selected Jeff Norman, the Company’s current Senior Vice President of Capital Markets and Treasury, to succeed Mr. Stubbs as Executive Vice President, Chief Financial Officer. Mr. Norman will assume the responsibilities of Chief Financial Officer beginning July 1, 2025. Mr. Stubbs will remain a member of the Company’s Executive Committee until his retirement, and he will continue to work closely with Mr. Norman and the Company’s finance and accounting functions through December 31, 2025.

Mr. Norman, 44, has served as the Company’s Senior Vice President of Capital Markets and Treasury since January 2024. Mr. Norman previously served as the Company’s Senior Vice President, Capital Markets from July 2021 to December 2023 and Vice President, Investor Relations from July 2014 to June 2021. Mr. Norman served in other roles of increasing responsibility since joining the Company in 2012. Mr. Norman has played a central role in obtaining and maintaining the Company’s public credit ratings and has managed the Company’s risk management function since 2022. Prior to joining the Company, Mr. Norman served in roles of increasing responsibility for over eight years at Zions Bank’s National Real Estate Group. Mr. Norman holds a B.A. in Finance and an M.B.A. from the University of Utah.

Mr. Norman’s annual base salary will be $450,000 following his appointment as the Company’s Executive Vice President and Chief Financial Officer. Mr. Norman will receive a grant of restricted stock with a value equal to $300,000, effective July 1, 2025. In addition, he will remain eligible for an annual bonus, equity awards and other employee benefits in accordance with the Company’s executive compensation program.

Item 7.01	Regulation FD Disclosure
On May 19, 2025, the Company issued a press release announcing Mr. Stubbs’ planned retirement and Mr. Norman’s appointment as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this current report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
(d) The following exhibit is furnished herewith:

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 19, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	May 19, 2025	By	/s/ Gwyn McNeal
			Name:	Gwyn McNeal
			Title:	Executive Vice President and Chief Legal Officer